Exhibit 10.12













                   TEMECULA VALLEY BANK, NATIONAL ASSOCIATION
                 1997 NONQUALIFIED STOCK OPTION PLAN (DIRECTORS)















































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                                                               TABLE OF CONTENTS

     1.   Purpose of the Plan...................................2

     2.   Legal Compliance......................................2

     3.   Administration of the Plan............................2

     4.   Board Power to Amend, Suspend, or Terminate the Plan..3

     5.   Shares Subject to the Plan............................3

     6.   Optionees.............................................4

     7.   Grants of Options.....................................4

     8.   Option Exercise Price.................................4

     9.   [Reserved]............................................5

     10.  Duration, Exercisability, and Termination of Options..5

     11.  Manner of Option Exercise; Rights and Obligations
          of Optionees..........................................5

     12.  Successive Grants. Successive grants of Options
          may be made to any Optionee under the Plan............6

     13.  Adjustments...........................................6

     14. [Reserved].............................................8

     15.  Tax Withholding.......................................8

     16.  Term of Plan..........................................9

     17.  Non-Exclusivity of the Plan...........................9

     18.  Governing Law.........................................9

     19.  Information to Optionees..............................9




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                   TEMECULA VALLEY BANK, NATIONAL ASSOCIATION
                1997 NONQUALIFIED STOCK OPTION PLAN (DIRECTORS)

     1.   Purpose of the Plan.

          The purpose of this 1997 Stock Option Plan ("Plan") of Temecula Valley Bank, National Association, a nationally chartered banking association ("Bank"), is to advance the interests of the Bank, its subsidiaries and its shareholders by providing directors who have substantial responsibility for the direction and management of the Bank with an entrepreneurial incentive to (a) provide high levels of performance, (b) undertake extraordinary efforts to increase the earnings of the Bank, and (c) increase their proprietary interest in the Bank. The Plan seeks to accomplish these purposes and achieve these results by providing options to Directors to purchase shares of the Bank's common stock, thereby encouraging their stock ownership in the Bank so that they may participate in the increased value of the Bank which their effort, initiative and skill help produce.

     2.   Legal Compliance.

          It is the intent of the Plan that all options granted under it ("Options") shall be nonqualified stock options (NQOs"). It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") if at any time, the Bank is subject to Rule 16b-3. To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3, if applicable, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

     3.   Administration of the Plan.

          3.1. Plan Committee. The Plan shall be administered by a committee ("Committee"). The members of the Committee shall be all of the members of the Board of Directors of the Bank ("Board") and shall consist of not less than two (2) persons. Such persons shall be directors of the Bank.

          3.2. Grants of Options by the Committee. In accordance with the provisions of the Plan, the Committee, by resolution, shall select those eligible persons to whom Options shall be granted ("Optionees"); shall determine the time or times at which each Option shall be granted and the number of shares to be subject to each Option; and shall fix the time and manner in which the Option may be exercised, the Option exercise price, and the Option period. The Committee shall determine the form of option agreement to evidence the foregoing terms and conditions of each Option, which need not be identical, in the form provided for in Section 7. Such option agreement may include such other provisions as the Committee may deem necessary or desirable consistent with the Plan.


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          3.3. Committee Procedures. The Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Bank. The Committee shall keep minutes of its meetings and records of its actions. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the Committee. The Committee may act at any time by an affirmative vote of a majority of those members voting. Such vote may be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Committee members without a meeting.

          3.4. Finality of Committee Action. The Committee shall resolve all questions arising under the Plan and option agreements entered into pursuant to the Plan. Each determination, interpretation, or other action made or taken by the Committee shall be final and conclusive and binding on all persons, including, without limitation, the Bank, its shareholders, the Committee and each of the members of the Committee, and the directors, officers and employees of the Bank, including Optionees and their respective successors in interest.

          3.5. Non-Liability of Committee Members. No Committee member shall be liable for any action or determination made by him or her in good faith with respect to the Plan or any Option granted under it.

     4.   Board Power to Amend, Suspend, or Terminate the Plan.

          The Board may, from time to time, make sue h changes in or additions to the Plan as it may deem proper and in the best interests of the Bank and its shareholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion. Notwithstanding the foregoing, no such change, addition, suspension, or termination by the Board shall (a) materially impair any option previously granted under the Plan without the express written consent of the optionee; or (b) materially increase the number of shares subject to the Plan, materially increase the benefits accruing to optionees under the Plan, materially modify the requirements as to eligibility to participate in the Plan or alter the method of determining the option exercise price described in Section 8, without shareholder approval.

     5.   Shares Subject to the Plan.

          For purposes of the Plan, the Committee is authorized to grant Options for up to 150,000 shares of the Bank's common stock ("Common Stock")/ or the number and kind of shares of stock or other securities which, in accordance with Section 13, shall be substituted for such shares of Common Stock or to which such shares shall be adjusted. The Committee is authorized to grant Options under the Plan with respect to such shares. Any or all unsold shares subject to an Option which for any reason expires or otherwise terminates (excluding shares returned to the Bank in payment of the exercise price for additional shares) may again be made subject to grant under the Plan.


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     6.   Optionees.

          Options shall be granted only to directors of the Bank. Any Optionee may hold more than one option to purchase Common Stock, whether such option is an Option held pursuant to the Plan or otherwise.

     7.   Grants of Options.

          The Committee shall have the sole discretion to grant Options under the Plan. The terms and conditions of Options granted under the Plan may differ from one another as the Committee, in its absolute discretion, shall determine as long as all Options granted under the Plan satisfy the requirements of the Plan. Upon determination by the Committee that an Option is to be granted to an Optionee, a written option agreement evidencing such Option shall be given to the Optionee, specifying the number of shares subject to the Option, the Option exercise price, that the Option is a NQO, and the other individual terms and conditions of such Option. Such option agreement may incorporate generally applicable provisions from the Plan, a copy of which shall be provided to all Optionees at the time of their initial grants under the Plan. The Option shall be deemed granted as of the date specified in the grant resolution of the Committee, and the option agreement shall be dated as of the date of such resolution. Notwithstanding the foregoing, unless the Committee consists solely of non-employee directors, any Option granted to a director or 10% beneficial owner for purposes of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16 of the 1934 Act"), shall either be (a) conditioned upon the Optionee's agreement not to sell the shares of Common Stock underlying the Option for at least six (6) months after the date of grant or (b) approved by the entire Board or by the shareholders of the Bank.

     8.   Option Exercise Price.

          The price per share to be paid by the Optionee at the time an NQO is exercised shall not be less than eighty-five percent (85%) of the Fair Market Value on the date on which the NQO is granted, as determined by the Committee. For purposes of the Plan, the "Fair Market Value" of a share of the Bank's Common Stock as of a given date shall be: (a) the closing price of a share of the Bank's Common Stock on the principal exchange on which shares of the Bank's Common Stock are then trading, if any, on the day immediately preceding such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (b) if the Bank's Common Stock

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     is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the closing representative bid price (in all other cases) for the Common Stock on the day immediately preceding such date as reported by Nasdaq or such successor quotation system; or (c) if the Bank's Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the closing bid price for the Common Stock on such date as determined in good faith by the Committee; or (d) if the Bank's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

     9.   [Reserved].


     10.  Duration, Exercisability, and Termination of Options.

          10.1. Option Period. The option period shall be determined by the Committee with respect to each Option granted. In no event, however, may the option period exceed ten (10) years from the date on which the Option is granted.

          10.2. Exercisability of Options. Each Option shall be exercisable in whole or in consecutive installments, cumulative or otherwise, during its term as determined in the discretion of the Committee.

          10.3. [Reserved] .


     11.  Manner of Option Exercise; Rights and Obligations of Optionees.

          11.1. Written Notice of Exercise. An Optionee may elect to exercise an Option in whole or in part, from time to time, subject to the terms and conditions contained in the Plan and in the agreement evidencing such Option, by giving written notice of exercise to the Bank at its principal executive office.

          11.2. Cash Payment for Optioned Shares. If an Option is exercised for cash, such notice shall be accompanied by a cashier's or personal check, or money order, made payable to the Bank for the full exercise price of the shares purchased.

          11.3. [Reserved].


          11.4. Investment Representation for Non-Registered Shares and Legality of Issuance. The receipt of shares of Common Stock upon the exercise of an Option shall be conditioned upon the Optionee providing to the Committee a written representation that, at the time of such exercise, it is the intent of such person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Bank as to transfer unless the Bank receives an opinion of counsel satisfactory to the Bank to the effect that such restriction is not necessary under then pertaining law. The providing of such representation and such restrictions on transfer shall not, however, be required upon any person's receipt of shares of Common Stock under the Plan in the event that, at the time of grant of the Option relating to such receipt or upon such receipt, whichever is the appropriate measure under applicable federal or state securities laws, the shares subject to the Option shall be (a) covered by an effective and current registration statement under the Securities Act of 1933, as amended, and
     (b) either qualified or exempt from qualification under applicable state securities laws. The Bank shall, however, under no circumstances be required to sell or issue any shares under the Plan if, in the opinion of the Committee, (a) the issuance of such shares would constitute a violation by the Optionee or the Bank of any applicable law or regulation of any governmental authority, or (b) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.


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          11.5. Shareholder Rights of Optionee. Upon exercise, the Optionee shall be recorded on the books of the Bank as the owner of the shares, and the Bank shall deliver to such record owner one or more duly issued stock certificates evidencing such ownership. No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option granted pursuant to the Plan until such person shall have become the holder of record of such shares. Except as provided in Section 13, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

          11.6. Holding Periods for Tax Purposes. The Plan does not provide that an Optionee must hold shares of Common Stock acquired under the Plan for any minimum period of time. Optionees are urged to consult with their own tax advisors with respect to the tax consequences to them of their individual participation in the Plan.

     12. Successive Grants. Successive grants of Options may be made to any Optionee under the Plan.

     13.  Adjustments.

          13.1. If the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Bank or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger,


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     consolidation, share exchange, or other business combination in which the
     Bank is the surviving parent corporation, stock split-up, combination of shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised options shall be exercisable, to the end that the proportionate interest of the holder of the option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the exercise price per share.

          13.2. In the event of the dissolution or liquidation of the Bank, any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee.

          13.3. In the event of a Reorganization (as hereinafter defined), then,

               a. If there is no plan or agreement with respect to the Reorganization ("Reorganization Agreement"), or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee; or

               b. If there is a Reorganization Agreement, and the Reorganization Agreement specifically provides for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised options, and shall adjust the shares remaining under the Plan which are then available for the issuance of options under the Plan if the Reorganization Agreement makes specific provisions therefor, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such options and shares.

          13.4. The term "Reorganization" as used in this Section 13 shall mean any reorganization, merger, consolidation, share exchange, or other business combination pursuant to which the Bank is not the surviving parent corporation after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of the Bank. Nothing herein shall require the Bank to adopt a Reorganization Agreement, or to make provision for the adjustment, change, conversion, or exchange of any options, or the shares subject thereto, in any Reorganization Agreement which it does adopt.



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          13.5. The Committee shall provide to each optionee then holding an outstanding and unexercised option not less than thirty (30) calendar days' advanced written notice of any date fixed by the Committee pursuant to this
     Section 13 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised options. Except as the Committee may otherwise provide, each optionee shall have the right during such period to exercise his option only to the extent that the option was exercisable on the date such notice was provided to the optionee.

          13.6. No modification, extension, renewal, or other change in any option granted under the Plan may be made, after the grant of such option, without the optionee's consent, unless the same is permitted by the provisions of the Plan and the option agreement.

          13.7. All adjustments and determinations under this Section 13 shall be made by the Committee in good faith in its sole discretion.

     14.  [Reserved].


     15.  Tax Withholding.

          The exercise of any Option granted under the Plan is subject to the condition that if at any time the Bank shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, such exercise or a later lapsing of time or restrictions on or disposition of the shares of Common Stock received upon such exercise, then in such event, the exercise of the Option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Bank. When an Optionee is required to pay to the Bank an amount required to be withheld under applicable income tax laws in connection with the exercise of any Option, the Optionee may, subject to the approval of the Committee, which approval shall not have been disapproved at any time after the election is made, satisfy the obligation, in whole or in part, by electing to have the Bank withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the Common Stock withheld pursuant to the election shall be determined by the Committee, in accordance with the criteria set forth in Section 8, with reference to the date the amount of tax to be withheld is determined. The Optionee shall pay to the Bank in cash any amount required to be withheld that would otherwise result in the withholding of a fractional share.


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     16. Term of Plan. 16.1. Effective Date. Subject to shareholder approval, the Plan shall become effective as of March 19, 1997. 16.2. Termination Date. Except as to options granted and outstanding under the Plan prior to such time, the Plan shall terminate at midnight on March 20, 2007, and no Option shall be granted after that time. Options then outstanding may continue to be exercised in accordance with their terms. The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in Section 4.

     17.  Non-Exclusivity of the Plan.

          Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Bank. This Plan shall be construed to be in addition to and independent of any and all such other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Bank for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without share holder approval, such additional or other compensa tion arrangements as the Board may from time to time deem desirable.

     18.  Governing Law.

          The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the State of California.

     19.  Information to Optionees.

          Optionees under the Plan who do not otherwise have access to financial statements of the Bank will receive the Bank's financial statements at least annually.

          For reference purposes, this Plan was adopted by the Board of Directors of the Bank on March 19, 1997 and subsequently approved by the shareholders of the Bank on April 29, 1997.





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                  FIRST AMENDMENT TO THE TEMECULA VALLEY BANK,
                              NATIONAL ASSOCIATION
                             1997 NONQUALIFIED STOCK
                            OPTION PLAN (DIRECTORS)



     This First Amendment ("First Amendment") to the 1997 Nonqualified Stock Option Plan (Directors) ("Plan") is effective May 15, 2001.

     Having received the requisite approvals of the Board of Directors and Shareholders of Temecula Valley Bank, N.A., Section 5 of the Plan, as of the date hereof, shall be deemed to include an additional 150,000 shares of common stock.

     Except as modified hereby, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned officers of Temecula Valley Bank, N.A. have executed this First Amendment as of May 15, 2001 on behalf of the Bank.


                                         Temecula Valley Bank, N.A.


                                         By:  /s/ STEPHEN H. WACKNITZ
                                              ------------------------
                                                  Stephen H. Wacknitz
                                                  President and
                                                  Chief Executive Officer



                                         By:  /s/ DONALD A. PITCHER
                                              ----------------------
                                                  Donald A. Pitcher
                                                  Chief Financial Officer

                     Second Amendment to the Temecula Valley
                           Bank, National Association
                             1997 Nonqualified Stock
                            Option Plan (Directors)
                          ----------------------------


     This Second Amendment ("Second Amendment") to the Temecula Valley Bank, N.A. 1997 Nonqualified Stock Option Plan (Directors) ("Plan") is effective May 15, 2002. All terms not otherwise defined herein shall have the meaning ascribed in the Plan.

          1. Authorized Shares. As a result of two 2 for 1 stock splits and an increase in the number of shares of Common Stock authorized for grant pursuant to Options, the number of shares of Common Stock authorized under the Plan equals 750,000 and, as of April 30, 2002, there are 70,268 shares available for grant under the Plan and 543,871 shares subject to outstanding Options.

          2. Authorization of Amendment. Pursuant to Section 4 of the Plan, the Board may make such changes in or additions to the Plan as it deems proper and in the best interests of the Bank and its shareholders, provided that the Board may not change the Plan to the extent such change would: (i) materially impair any Option previously granted under the Plan without the express written consent of the Optionee; or (ii) materially increase the number of shares subject to the Plan, materially increase the benefits accruing to Optionees under the Plan, materially modify the requirements as to eligibility under the Plan or alter the method of determining the option exercise price, without shareholder approval.

          3. Board Approval. On May 15, 2002, the Board approved the terms of this Second Amendment, as authorized by Section 4 of the Plan.

          4. The Amendment. A new Section9 is hereby added to the Plan which shall apply to all Optionsissued after the date of this Second Amendment and shall readin its entirety as follows:

               9.   Parameters of Option Agreements.




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                    9.1 Compliance with California and Other State Laws.
               Notwithstanding anything to the contrary contained in this Plan, no Options shall be granted under the Plan after the effective date of this Second Amendment unless such Option complies with applicable California law, other applicable state laws then in effect with respect to such Option and the following provisions of this Section 9.

                    9.2 Exercise Price Limitations. The exercise price of any
               Option shall not be less than 85% of the fair value (as determined in accordance with Section 260.140.50, Title 10 of the California Code of Regulations) at the time the option is granted, except that the exercise price shall be 100% of the fair value in the case of any person who owns securities of the Bank and/or its parent possessing more than 10% of the total combined voting power of all classes of securities of the Bank or its parent or subsidiaries.

                    9.3 Transfer Limitations. Options shall not be transferable other than by will, by the laws of descent and distribution or by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in 17 C.F.R. ss.240.16a- Kc) .

                    9.4 Vesting Restrictions. Options shall be exercisable at
               the rate of at least 20% per year over 5 years from the date the Option is granted, subject to reasonable conditions such as continued Board membership. However, in the case of Options granted to directors of the Bank or its parent, the option may become fully exercisable, subject to reasonable conditions such as continued Board membership, at any time or during any period established by the Bank or its parent.

                    9.5 Term of Options. Unless a director is removed from the
               Board "For Cause" (as defined in Section 302 of the California Corporations Code), the right to exercise in the event of termination or resignation as a Board member of the Bank or its parent, to the extent that the Option is exercisable on the date of termination or resignation:

                    (1) The Optionee shall have 1 year from the date of termination or resignation if termination was caused by death or disability (as defined below).

                    (2) The Optionee shall have 1 year from the date of termination or resignation if termination was caused by other than death or disability.

                    9.6 Effect of Termination For Cause. To the extent the
               director is removed from the Board for cause, the right to exercise any Option ceases immediately and all outstanding Options, vested or otherwise, are deemed terminated.

                    9.7 Shareholder Approval of the Plan. It is acknowledged
               that the Plan received shareholder approval within 12 months before or after the date the Plan was adopted by the Board.

                    9.8 Information to Optionees. Optionees shall receive, at
               least annually, financial statements of the Bank, in compliance with Section 260.140.46 of Title 10 of the California Code of Regulations.

                    9.9 Equal Rights. Common Stock issued upon the exercise of
               Options shall carry equal voting rights with other holders of the Bank's Common Stock.

                    9.10 Disability Defined. "Disability" for purposes of the
               Plan means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Bank or its parent, to perform the major duties of the Optionee's position with the Bank or its parent because of the sickness or injury of the Optionee.

     Except as modified by the First Amendment and this Second Amendment, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned officers of Temecula Valley Bank, N.A. have executed this Second Amendment as of May 15, 2002.

                                         Temecula Valley Bank, N.A.


                                         By:  /s/ STEPHEN H. WACKNITZ
                                              ------------------------
                                                  Stephen H. Wacknitz
                                                  President and
                                                  Chief Executive Officer



                                         By:  /s/ DONALD A. PITCHER
                                              ----------------------
                                                  Donald A. Pitcher
                                                  Chief Financial Officer